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                                                                    EXHIBIT 23.6

                                   CONSENT OF

                       MORGAN STANLEY & CO. INCORPORATED

                               February 20, 1997

Banc One Corporation
100 East Broad Street
Columbus, Ohio 43271-0158

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of Banc One Corporation ("Banc One") on Form S-4, with respect to the shares of Common Stock, no par value ($5 stated value), of Banc One, of our opinion letter appearing as Appendix A to the Prospectus and Proxy Statement which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     MORGAN STANLEY & CO. INCORPORATED

                                     By: /s/ KIRK R. WILSON
                                     -------------------------------------------
                                               Kirk R. Wilson
                                               Managing Director